AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 2002
                                                   REGISTRATION NO. 333-75626
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-1/A

                               AMENDMENT NUMBER 2

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                                 ABIDON INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHAPTER)

     DELAWARE                      6510                       36-4340367
 ----------------       ----------------------------      -------------------
  (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
  JURISDICTION OF       CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)
 INCORPORATION OR
   ORGANIZATION)

                                ---------------

                       5301 E. STATE STREET, SUITE 215
                           ROCKFORD, ILLINOIS 61108
                                (815) 226-8700
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                               HOWARD P. MILLER
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       5301 E. STATE STREET, SUITE 215
                           ROCKFORD, ILLINOIS 61108
                                (815) 226-8700
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                         CODE, OF AGENT FOR SERVICE)


      APPROXIMATE DATE OF COMMENCMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
 Securities Act of 1933, check the following box.             [ X ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
 effective registration statement for the same offering.      [   ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
 statement for the same offering.                             [   ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
 statement for the same offering.                             [   ]

 If delivery of the prospectus is expected to be made pursuant to Rule 434,
 please check the following box.                              [   ]


                       CALCULATION OF REGISTRATION FEE
 ============================================================================
                                            PROPOSED            AMOUNT OF
      TITLE OF EACH CLASS OF            MAXIMUM AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED          OFFERING PRICE (1)         FEE


    Common Stock, par value
        $0.001 per share                 $90,000,000            $21,510.00

 ============================================================================
 (1) Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

                                ---------------

 INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OF AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                                  ABIDON INC.

                                 COMMON STOCK
                         (PAR VALUE $.0001 PER SHARE)


 CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OF THE COMPANY, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING.

                         (PAR VALUE $.0001 PER SHARE)

 [LOGO OF ABIDON]

 Of the 4,500,000 shares of Common Stock offered hereby, all 4,500,000 shares are being sold by Abidon Inc. Prior to the offering, there has been no public market for the Common Stock of the Company. For factors considered in determining the initial public offering price, see "Determination of Offering Price."

 SEE "RISK FACTORS" FOR MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

 The shares of Common Stock have not been approved for quotation on the NASDAQ National Market.

 These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                    INITIAL PUBLIC       UNDERWRITING       PROCEEDS TO
                    OFFERING PRICE         DISCOUNT           COMPANY

 Per Share                $18.00                $1.26              $16.74
 Total               $81,000,000        $5,670,000.00      $75,330,000.00

 1. After deducting estimated expenses of $6,300,000.00 payable by the Company.
 2. The Company has granted an additional 500,000 shares at the initial public offering price per share solely to cover over-allotments and proceeds to the Company will be $83,700,000, which includes the over-allotment.

 The shares offered hereby are offered severally by the Corporation, as specified herein.

 The Company is seeking an underwriter.

                          EXPLANATORY NOTE

 This Form S-1/A, amendment #2, amends Abidon's S-1 as filed on December 20, 2001, further amended by S-1/A as filed on January 8, 2002.

 The registrant hereby amends the reference to the firm under the caption "Legal Matters" and Item 16 Exhibits and Financial Statement Schedules and herewith files Exhibit 5.00 Opinion Regarding Legality.

 LEGAL MATTERS

 The validity of the issuance of the shares of Common Stock offered hereby is passed upon for the Company by Rieck and Crotty, Attorneys At Law, whose address is 55 West Monroe Street, Suite 3390, Chicago, Illinois 60603-5062 (telephone number 312-726-4646).

 ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                EXHIBIT INDEX

 EXHIBIT
 NUMBER    EXHIBIT TITLE

 EX-1.00   Underwriting Agreement

 EX-2.00 Plan of Acquisition, reorganization, arrangement, liquidation, or succession

 EX-2.01 Merger Agreement between UBuy2 Inc. and State Street Investors Inc., Rockford Investors, Inc. and East State Antiques Mall, Inc.

 EX-2.02   Merger between UBuy2 Inc. and Rockford Investors, Inc.

 EX-2.03   Minutes Approving Merger between UBuy2 Inc. and Three Corporations

 EX-3.00   Certificate of Incorporation, UBuy2 Inc.

 EX-3.01   Certificate of Amendment, Abidon, Inc.

 EX-3.02   Certificate of Amendment, change in Authorized Shares of Stock

 EX-3.03   Bylaws of Corporation

 EX-4.01   Copy of Stock Certificate

 EX-4.02   Copy of Rights of Investors

 EX-5.00   Opinion Regarding Legality    *

 EX-8.00   Opinion Regarding Tax Matters

 EX-10.00  Material Contracts Index - Leases

 EX-10.78  Mortgage Associated Commercial Mortgage Inc. and Abidon Inc.

 EX-10.79  Bank One, Illinois NA and Abidon, Inc.

 EX-11.00  Consolidated Statement of Income Data

 EX-13.00  Annual Report to Stockholders

 EX-15.00  Letter Regarding Unaudited Interim Financial Information

 EX-21.00  Subsidiary of Registrant

 EX-23.00  Consent of Experts and Counsel


       *   Filed herewith.

           All other Exhibits incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-75626) filed on December 20, 2001.

                                  SIGNATURES


 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockford, State of Illinois, on January 15, 2002.



                                         ABIDON INC.
                                         ------------------------
                                         (Registrant)


                                         /s/ Howard Miller
                                         ------------------------
                                         Howard Miller, President
                                         By (Signature and Title)


 Pursuant  to  the  requirements  of  the   Securities  Act  of  1933,   this
 registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                         /s/ Stanley Miller
                                         ------------------------
                                         Stanley Miller
                                         (Signature)

                                         Secretary
                                         ------------------------
                                         (Title)

                                         January 15, 2002
                                         ------------------------
                                         (Date)


 /s/ Howard Miller
 --------------------------------
 Howard Miller, President, Chief
 Executive Officer and a Director

 /s/ Stanley Miller
 --------------------------------
 Stanley Miller, Secretary and Director

 /s/ Harvey D. Bokath
 --------------------------------
 Harvey Bokath, Director

 /s/ John Frisella
 --------------------------------
 John Frisella, Director